September 27, 2016

Trust for Advised Portfolios
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin  53201-0701

Ladies and Gentlemen:

We have acted as counsel to Trust for Advised Portfolios, a Delaware statutory trust (the “TAP Trust”), on behalf of the Miller Opportunity Trust (the “MOT Acquiring Fund”) and the Miller Income Fund (the “MIF Acquiring Fund” and, together with the MOT Acquiring Fund, the “Acquiring Funds”), newly created series of the TAP Trust, in connection with the TAP Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about September 27, 2016 (the “Registration Statement”), with respect to the MOT Acquiring Fund’s Class A, Class C, Class FI, Class R, Class I and Class IS shares of beneficial interest and the MIF Acquiring Fund’s Class A, Class C, Class FI, Class I and Class IS shares of beneficial interest (collectively, the “Shares”) to be issued in exchange for the transfer of assets and assumption of liabilities of Class A, Class C, Class FI, Class R, Class I and Class IS shares of the Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, and of Class A, Class C, Class FI, Class I and Class IS shares of the Miller Income Opportunity Trust, a series of Legg Mason Global Asset Management Trust, respectively, as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the TAP Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the TAP Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the TAP Trust’s Certificate of Trust, and all amendments thereto, filed with the Secretary of State (the “Certificate of Trust”);

(c)	A certificate executed by the Secretary of the TAP Trust, certifying as to, and attaching copies of, the TAP Trust’s Certificate of Trust, Amended and Restated Agreement and Declaration of Trust (the “Declaration”), Amended and Restated Bylaws (the “Bylaws”), and the resolutions adopted by the Board of Trustees of the TAP Trust authorizing the Reorganization and the issuance of the Shares (the “Resolutions”);

Morgan, Lewis & Bockius llp

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Trust for Advised Portfolios
September 27, 2016

(d)	A printer’s proof of the Registration Statement; and

(e)	A copy of each form of Agreement and Plan of Reorganization to be entered into by the TAP Trust in its individual capacity and on behalf of the Acquiring Funds (the “Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above, and the Plan will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for purposes of this opinion that the Certificate of Trust, the Declaration, the Bylaws, the Resolutions and the Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of the Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law any tribunal may apply to such transactions.  In addition, to the extent the Certificate of Trust, the Declaration or the Bylaws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the TAP Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the TAP Trust with the 1940 Act and such other laws and regulations.

We understand all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing and to the further assumptions and limitations hereinafter set forth, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Registration Statement, and the Resolutions, and for the consideration described in the Plan, will be validly issued, fully paid, and nonassessable by the TAP Trust.

Trust for Advised Portfolios
September 27, 2016

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances that may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In rendering this opinion and giving this consent, we do not admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP